SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2014
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Aleris Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the equity compensation awards granted to Mr. Eric M. Rychel’s election as the Company’s Senior Vice President and Chief Financial Officer, as reported in the Company’s Current Report on Form 8-K, dated March 26, 2014, and filed on March 27, 2014 (the “Original Form 8-K”). This Amendment No. 1 is being filed to amend Item 5.02 of the Original Form 8-K to add information regarding changes to his compensation, including the equity compensation awards made on April 15, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer.

On March 26, 2014, Sean M. Stack, the Executive Vice President and Chief Financial Officer of Aleris Corporation (the“ Company ”), was elected the Company’s Executive Vice President and CEO, Rolled Products North America effective April 1, 2014.

On March 26, 2014, Eric M. Rychel, the Vice President and Treasurer of the Company was elected the Company’s Senior Vice President and Chief Financial Officer effective April 1, 2014. Mr. Rychel joined Aleris in July 2012 and was previously a managing director in the Industrials Group at Barclays Capital, Inc., where he ran its Metals industry banking effort as the global head of Steel and Metals corporate finance coverage. Prior to that, Mr. Rychel worked at Deutsche Bank Securities Inc., from 1998 to 2009, where he rose to the position of managing director and ran the Metals industry investment banking effort.

In connection with this election, and after reviewing Mr. Rychel’s annual base salary and other aspects of compensation, the Compensation Committee of the Board of Directors of the Company authorized the following adjustments to be made to Mr. Rychel’s compensation and benefits, effective as of April 1, 2014, (a) an increase to Mr. Rychel’s annual base salary to $335,000; and (b) an increase in the target percentage of the annual base salary that represents the annual target bonus Mr. Rychel is eligible to receive under Aleris International, Inc.’s annual bonus plan to 50%.

Additionally, on April 15, 2014, Mr. Rychel was granted 5,000 restricted stock units (“RSUs”) and 15,000 stock options under the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”). The stock options were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. Both the RSUs and the stock options are scheduled to vest over a three-year period, with 25% vesting on the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant.

Under the Plan and the equity award agreements, upon a Change in Control (as defined in the Plan), each RSU and stock option grant would vest to the extent necessary to make the aggregate percentage of all applicable RSU and stock option awards that have become vested as of the date of such Change in Control at least equal to the percentage by which the Initial Investors (as defined in the Plan) have reduced their combined common stock interest in the Company. The remaining unvested equity, if applicable, would continue to vest in accordance with their terms. If the Initial Investors’ combined common stock interest in the Company is reduced by 75% or more, then all applicable tranches of the stock option and the RSUs will fully vest. The applicable percentage will be measured by comparing the number of shares held collectively by the Initial Investors as of the Emergence Date (as defined in the Plan) and still held by them immediately following the Change in Control to the number of shares they held on the Emergence Date (to be adjusted for stock splits, stock dividends and similar events). The Board has also approved an amendment to the equity award agreements that would become effective in connection with the Company’s proposed initial public offering (which is not guaranteed to occur), under which all outstanding awards would be subject to the terms of the amended and restated Plan (which would also become effective in connection with the effectiveness of the Company’s proposed initial public offering (which is not guaranteed to occur)).

The above summary is qualified in its entirety by the Company’s Form of 2010 Equity Incentive Plan Management Restricted Stock Unit Award Agreement, attached as Exhibit 10.1 hereto; and the Company’s Form of 2010 Equity Incentive Plan Management Option Award Agreement, attached as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Aleris Corporation 2010 Equity Incentive Plan Management Restricted Stock Unit Award Agreement.

10.2	Form of Aleris Corporation 2010 Equity Incentive Plan Management Option Award Agreement.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: April 21, 2014
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Aleris Corporation 2010 Equity Incentive Plan Management Restricted Stock Unit Award Agreement.

10.2	Form of Aleris Corporation 2010 Equity Incentive Plan Management Option Award Agreement.